BERRY GLOBAL GROUP, INC.
LIST OF SUBSIDIARIES

159422 Canada Inc.
AEP Canada, Inc.
AEP Industries Finance, Inc.
AeroCon, LLC
Aspen Industrial S.A. de C.V.
AVINTIV Inc.
AVINTIV Acquisition Corporation
AVINTIV Specialty Materials, Inc.
Berry Acquisition Company do Brasil Ltda.
Berry Aschersleben GmbH
Berry do Brasil Ltda.
Berry Dombuhl GmbH
Berry Europe GmbH
Berry Film Products Acquisition Company, Inc.
Berry Film Products Co., Ltd.
Berry Film Products Company, Inc.
Berry Film Trading (Shanghai) Co., Ltd.
Berry Global Dutch Holding BV
Berry Global Films, LLC
Berry Global Group, Inc.
Berry Global, Inc.
Berry Holding Company do Brasil Ltda.
Berry Plastics (Shanghai) Trading Co., Ltd
Berry Plastics Acquisition Corporation V
Berry Plastics Acquisition Corporation XII
Berry Plastics Acquisition Corporation XIII
Berry Plastics Acquisition Corporation XIV, LLC
Berry Plastics Acquisition LLC II
Berry Plastics Acquisition LLC X
Berry Plastics Asia Pacific Limited
Berry Plastics Asia Pte. Ltd.
Berry Plastics Beheer B.V.
Berry Plastics Canada, Inc.
Berry Plastics de Mexico, S. de R.L. de C.V.
Berry Plastics Design, LLC
Berry Plastics Escrow Corporation
Berry Plastics Escrow, LLC
Berry Plastics Filmco, Inc.
Berry Plastics France Holdings SAS
Berry Plastics GmbH
Berry Plastics Holding GmbH & Co. KG
Berry Plastics Hong Kong Limited
Berry Plastics IK, LLC
Berry Plastics International B.V.
Berry Plastics International C.V.
Berry Plastics International GmbH
Berry Plastics International, LLC
Berry Plastics Malaysia SDN BHD
Berry Plastics Opco, Inc.
Berry Plastics Qingdao Limited
Berry Plastics SP, Inc.
Berry Plastics Technical Services, Inc.

Berry Specialty Tapes, LLC
Berry Sterling Corporation
Bonlam Holdings B.V.
Bonlam, S.A. DE C.V.
BP Parallel, LLC
BPRex Brazil Holding Inc.
BPRex Closure Systems, LLC
BPRex Closures and Packaging Services Ltd.
BPRex Closures Kentucky Inc.
BPRex Closures, LLC
BPRex de Mexico S.A. de R.L. de CV
BPRex Delta Inc.
BPRex Healthcare Brookville Inc.
BPRex Healthcare Offranville
BPRex Healthcare Packaging, Inc.
BPRex Partipacoes Ltda
BPRex Pharma Packaging India Private Limited
BPRex Plastic Packaging (India) Limited
BPRex Plastic Packaging de Mexico S.A. de C.V.
BPRex Plastic Packaging, Inc.
BPRex Plastic Services Company Inc.
BPRex Plasticos Do Brasil Ltda
BPRex Product Design & Engineering Inc.
BPRex Singapore Pte. Ltd.
BPRex Specialty Products Puerto Rico Inc.
Caplas LLC
Caplas Neptune, LLC
Captive Plastics Holdings, LLC
Captive Plastics, LLC
Cardinal Packaging, Inc.
Chicopee Asia, Limited
Chicopee Holdings B.V.
Chicopee Holdings C.V.
Chicopee, Inc.
Chocksett Road Limited Partnership
Companhai Providencia Industria e Comercio
Covalence Specialty Adhesives LLC
Covalence Specialty Coatings LLC
CPI Holding Corporation
CSM Mexico SPV LLC
DIFCO Performance Fabrics, Inc.
Dominion Textile (USA), L.L.C.
Dominion Textile Inc.
Dominion Textile Mauritius Inc.
Dongguan First Packaging Co. Limited
Dongguan United Packaging Co., Limited
Dounor SAS
DT Acquisition Inc.
Dumpling Rock, LLC
Estero Porch, LLC
Fabrene, Inc.
Fabrene, L.L.C.
Fiberweb (Tianjin) Specialty Nonwovens Company Limited
Fiberweb Asia Pacific Limited
Fiberweb Berlin GmbH
Fiberweb France SAS
Fiberweb Geo GmbH
Fiberweb Geos, Inc.

Fiberweb Geosynthetics Limited
Fiberweb Geosynthetiques Sarl
Fiberweb Holding Deutschland GmbH
Fiberweb Holdings Limited
Fiberweb Italia SRL
Fiberweb Limited
Fiberweb Technical Fabrics (Shanghai) Company Limted
Fiberweb Terno D'Isola Srl
Fiberweb, LLC
Fortune Best Trading Limited
Frans Nooren Afdichtingssystemen B.V.
Geca-Tapes B.V.
Genius World Holding Ltd
Grafco Industries Limited Partnership
Grupo de Servicios Berpla, S. de R.L. de C.V.
Jacinto Mexico, S.A. de C.V.
Jiangmen United Packaging Co., Limited
Kerr Group, LLC
Knight Plastics, LLC
Korma S.p.A.
Laddawn, Inc.
Lamb's Grove, LLC
Millham, LLC
Nanhai Nanxin Non Woven Co. Ltd
Old Hickory Steamworks, LLC
Packerware, LLC
Pescor, Inc.
Pfizer Investment Ltd
PGI Acquisition Limited
PGI Argentina S.A.
PGI Columbia LTDA
PGI Europe, Inc.
PGI France Holdings SAS
PGI France SAS
PGI Holdings B.V.
PGI Netherlands Holdings (NO. 2) B.V.
PGI Netherlands Holdings B.V.
PGI Non-Woven (China) Co. Ltd
PGI Non-Woven (Foshan) Co. Ltd
PGI Nonwovens (Mauritius)
PGI Nonwovens B.V.
PGI Nonwovens Germany GmbH
PGI Nonwovens Limited
PGI Polimeros Do Brazil S.A.
PGI Polymer, Inc.
PGI Spain S.L. U
Pliant de Mexico S.A. de C.V.
Pliant International, LLC
Pliant, LLC
Polymer Group Holdings C.V.
Poly-Seal, LLC
Prime Label & Screen Incorporated
Pristine Brands Corporation
Providencia USA, Inc.
Rafypak, S.A. de C.V.
Rollpak Corporation
Saffron Acquisition, LLC
SCI Vertuquet
Seal for Life India Private Limited

Seal for Life Industries Beta LLC
Seal for Life Industries BVBA
Seal for Life Industries Mexico, S. de R.L. de C.V.
Seal for Life Industries Tijuana LLC
Seal for Life Industries, LLC
Setco, LLC
Stopaq B.V.
Stopaq Saudi Factory LLC
Sugden, LLC
Sun Coast Industries, LLC
Terram Defencell Limited
Terram Limited
Tesalca Polska SP ZO.O
Tyco Acquisition Alpha LLC
Uniplast Holdings, LLC
Uniplast U.S., Inc.
Venture Packaging Midwest, Inc.
Venture Packaging, Inc.